EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-110967) of Capital Senior Living Corporation,

(2) Registration Statement (Form S-8 No. 333-92045) pertaining to the 1997 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation;

(3) Registration Statement (Form S-8 No. 333-143403) pertaining to the 2007 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation;

of our report dated March 10, 2008, with respect to the consolidated balance sheets of Capital Senior Living Corporation as of December 31, 2007 and 2006, and the related statements of operations, shareholders’ equity and cash flows for each of the two years ended December 31, 2007, and of our report dated March 10, 2008, with respect to the effectiveness of internal control over financial reporting of Capital Senior Living Corporation as of December 31, 2007, included in this Annual Report (Form 10-K) of Capital Senior Living Corporation.

Ernst & Young LLP

Dallas, Texas
March 10, 2008